Exhibit 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Senetek PLC, (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2008 as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), I, William F. O’Kelly, Chief Financial Officer of the Company, certify to my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished pursuant to 18 U.S.C. § 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.

Date: May 15, 2008	/S/ WILLIAM F. O’KELLY
William F. O’Kelly
Chief Financial Officer
(Principal Accounting Officer)